Exhibit 99.2

Santa Lucia Bancorp

Declares Stock Dividend

The Board of Directors of Santa Lucia Bancorp is pleased to declare a 2% stock dividend to shareholders of record as of September 30, 2009 to be paid on or about October 20, 2009.

This stock dividend issued by Santa Lucia Bancorp continues the tradition of Santa Lucia Bank, its wholly owned subsidiary, which has issued cash or stock dividends for the past 20 consecutive years.

The last cash dividend of 25-cents per share was paid to shareholders of record as of March 31, 2009.

santaluciabank.com

7480 El Camino Real    •    Atascadero    •    466-7087